UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                December 15, 2003
                ------------------------------------------------
                Date of Report (Date of earliest event reported)

                                 E.PIPHANY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                       000-27183                77-0443392
----------------------------           ------------          ------------------
(State or other jurisdiction           (Commission           (IRS Employer
     of incorporation)                 File Number)          Identification No.)

                  475 Concar Drive, San Mateo, California 94402
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          (Address of principal executive offices, including zip code)

                                 (650) 356-3800
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
          ------------------------------------------------------------
          (Former name or former address, if changed since last report

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Item 9. Regulation FD Disclosure

     E.piphany, Inc. announced that its (i) Chairman, (ii) Chief Executive Officer, and (iii) President and Chief Operating Officer have established pre-arranged trading plans to sell shares of the Company common stock on a quarterly basis over a designated period in accordance with Rule 10b5-1 of the Securities and Exchange Commission, subject to price limits and other contingencies. The company anticipates that, as permitted by Rule 10b5-1, some or all of the company's officers and directors may establish trading plans in the future.

     These plans were established in order to enable these individuals to gradually diversify their investment portfolios, minimize the market effect of their sales by spreading them over an extended period of time and avoid concerns about initiating stock transactions while in possession of material non-public information.

     The company undertakes no obligation to update or revise the information provided herein, including for the revision or termination of an established trading plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     E.PIPHANY, INC.

                                                     /s/ Kevin Yeaman
                                                     -----------------------
                                                     Kevin J. Yeaman
                                                     Chief Financial Officer

Date:  December 15, 2003